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                                                                    EXHIBIT 21.1


    SCHEDULE OF WHOLLY OWNED SUBSIDIARIES OF GLOBAL TELESYSTEMS (EUROPE) B.V.

         COMPANY NAME                                          COUNTRY
         ------------                                          -------

Global TeleSystems Europe Holdings B.V.                       Netherlands
Global TeleSystems (Nederland) BV                             Netherlands
Swift Global Netherlands BV                                   Netherlands
Interaktieve Media Services BV                                Netherlands
IMS Plus Beheer BV                                            Netherlands
GTS Network Services (Belgium) B.V.B.A.                       Belgium
Hermes Europe Railtel (US) Inc.                               Delaware
GTS Carrier Services (Spain) S.L.                             Spain
GTS Carrier Services (Switzerland) GmbH                       Switzerland
GTS Support Services (Belgium) BVBA                           Belgium
GTS Transatlantic Limited                                     Ireland
GTS Carrier Services (Germany) GmbH                           Germany
GTS Carrier Services (France) Sarl                            France
GTS Carrier Services (Italy) s.r.l.                           Italy
GTS Carrier Services (Denmark) Aps                            Denmark
GTS Carrier Services (Ireland) Ltd.                           Ireland
GTS Network (Ireland) Ltd.                                    Ireland
GTS Carrier Services (Czech) s.r.o.                           Czech Republic
GTS Carrier Services (Vienna) GmbH                            Austria
GTS Carrier Services (Sweden) AB                              Sweden
GTS Carrier Services (UK) Limited                             United Kingdom
Ebone A/S                                                     Denmark
Global TeleSystems (Denmark) AS                               Denmark
GTS Finland OY                                                Finland
Global TeleSystems (Austria) GmbH                             Austria
Global TeleSystems (Norge) AS                                 Norway